As Filed with Securities and Exchange Commission on August 12, 2013

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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X-TREME INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	6500 (Primary Standard Industrial Classification Code Number)	46-2211052 (I.R.S. Employer Identification No.)

1401 West Fort Street, No. 311082 Detroit, Michigan 48231 (248)773-1601 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	Mr. Anthony Passmore Chief Executive Officer X-Treme Investments, Inc. 1401 West Fort Street, No. 311082 Detroit, Michigan 48231 (248)773-1601 (Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Norman T. Reynolds, Esq.

Norman T. Reynolds Law Firm

3262 Westheimer Road, Suite 234

Houston, Texas 77098

Telephone No.: (713) 503-9411

Telecopier No.: (713) 456-2509

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Amount of Registration Fee
Common stock (3)	100,000,000	$0.001	$100,000.00	$13.64

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Based on Rule 457 under the Securities Act. We do not plan to pay any commissions with respect to the spin-off of our stock. See “Plan of Distribution.” The factors used in determining the offering price per share are discussed in “Prospectus Summary - The Offering.”

(3)	Represents shares to be sold to investors. See “Prospectus Summary - The Offering,” and “Plan of Distribution”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, August 12, 2013

X-TREME INVESTMENTS, INC.

100,000,000 Shares of Common Stock

This prospectus relates to the registration and offering of up to 100,000,000 shares of the common stock of X-Treme Investments, Inc., a Nevada corporation, $0.0001 par value per share. Please refer to “Prospectus Summary - The Offering,” and “Plan of Distribution.”

We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus. We are offering the shares of our common stock without the use of any placement agent.

Our fees and expenses associated with this offering are estimated to be $14,701.00.

Anthony Passmore is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an emerging growth company as described in the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012. See “Prospectus Summary.”

The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the OTCQB operated by the OTC Markets Group or the OTC Bulletin Board after the effective date of this prospectus. However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

THE SECURITIES OFFERED HERBY INVOLVE A HIGH DEGREE OF RISK.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER “RISK FACTORS,” BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 12, 2013

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully. In this prospectus, “X-Treme Investments,” “we,” “us” and “our” refer to X-Treme Investments, Inc., a Nevada corporation.

The Company

X-Treme Investments, Inc. is a development stage company incorporated in the State of Nevada on February 21, 2013. Our principal business objective will be the acquisition, development, and operations services of companies that will provide services and solutions in diverse industries. Since our incorporation, we have had only one employee and no revenues from operations and have a loss of $450.00 from February 21, 2103, through March 31, 2013. See “Business.”

Our principal executive offices are located at 1401 West Fort Street, No. 311082, Detroit, Michigan 48231, telephone (248)773-1601. Our email address is xtremeinvestmentsinc@gmail.com.

We have an Internet website at www.xtremeinvestments.com. Any information which may be contained in our website shall not constitute part of this prospectus.

The Offering

This prospectus relates to the registration and offering of up to 100,000,000 shares of the common stock of X-Treme Investments, Inc., a Nevada corporation, $0.0001 par value per share. Please refer to “Plan of Distribution.”

We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus. We are offering the shares of our common stock without the use of any placement agent.

Our fees and expenses associated with this offering are estimated to be $14,701.00.

Anthony Passmore is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

The offering price per share is $0.001. There will be no commissions paid in connection with the sale of our shares as described in this prospectus. Please refer to “Plan of Distribution” beginning on page 36 of this prospectus. The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the OTCQB or the OTC Bulletin Board (the “OTCBB”) after the effective date of this prospectus. However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

X-Treme Investments has no present plans to be acquired or to merge with another company nor does X-Treme Investments or Mr. Passmore have plans to enter into a change of control or similar transaction. However, as indicated in this prospectus, Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 of the shares offered by this prospectus are sold. As a result, Mr. Passmore may have the power to enter into a change of control or similar transaction with respect to X-Treme Investments, with the concurrence of only 10 percent of our other stockholders, if all 100,000,000 of the shares offered by this prospectus are sold. See “Risk Factors – Risks Relating to our Stock” and “Principal Stockholders.”

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We are an Emerging Growth Company

Pursuant to Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012, we have elected to claim the exemption provided to emerging growth companies.

The JOBS Act provides an “IPO on ramp” for “emerging growth companies” (a newly created category of issuer under the Securities Act), which are issuers with annual gross revenues of less than $1 billion during the most recently completed fiscal year. Emerging growth companies may take advantage of the scaled disclosure requirements that already have been available to “smaller reporting companies” (defined by the Securities Act as companies having a public float of less than $75 million). The scaled disclosure includes a requirement to include only two, rather than three, years of audited financial statements in the issuer’s initial public offering (“IPO”) registration statement and, during the “IPO on ramp” period, the ability to omit the auditor’s attestation on internal control over financial reporting required by the Sarbanes-Oxley Act of 2002.

Also during the “IPO on ramp” period, emerging growth companies would not need to submit say-on-pay votes to their stockholders (including say-on-pay frequency or golden parachute votes) and would face more limited executive compensation disclosure requirements than larger companies.

Changes to the IPO process itself are likely the most significant aspects of the new emerging growth company regime. The JOBS Act allows an emerging growth company to submit its IPO registration statement on a confidential basis, with the result that any sensitive information contained in the registration statement would not be immediately publicly available. The ability for an emerging growth company to maintain confidentiality and avoid disclosing that it is contemplating an offering until it is ready to do so is significant.

However, the initial confidential submission and any subsequent amendments must be publicly filed at least 21 days before the issuer’s road show. In addition, the JOBS Act permits an emerging growth company to “test the waters” by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst’s firm is one of the underwriters in the issuer’s IPO.

These emerging growth company and “IPO on ramp” provisions can be taken advantage of not only by any issuers who go public in the future, but also by any issuer that has consummated an IPO since December 9, 2011. The “IPO on ramp” period ends upon the earliest of:

●	The last day of the fiscal year in which the issuer achieves annual gross revenues of at least $1 billion;

●	The last day of the fiscal year following the fifth anniversary of the issuer’s IPO;

●	The issuance of more than $1 billion in non-convertible debt during the previous three years; or

●	The issuer’s becoming a “large accelerated filer” (which generally is an issuer with at least $700 million in public float).

While the JOBS Act by no means overhauls the IPO process for emerging growth companies, it may help minimize the “time to market” and fill in a gap for companies wishing to undertake an IPO that now qualify as emerging growth companies but did not previously qualify as smaller reporting companies, and it reduces audit-related costs and lessens certain ongoing reporting requirements.

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The JOBS Act also provides scaled disclosure requirements within registration statement, as follows:

●	Two years audited financials and two years selected financial data (in lieu of the former requirements for three years audited and five years selected financial data);

●	The emerging growth company’s management discussion and analysis only needs to cover years for which the company’s financials are provided; and

●	The SEC has indicated emerging growth companies currently in registration may amend to scale back disclosure; however, issuers may be required to add disclosure to explain changes.

Since X-Treme Investments is not currently in registration, we intend to scale back our disclosure. In addition, we are asking for confidential treatment with respect to our registration statement.

With respect to executive compensation, emerging growth companies can follow the disclosure requirements for smaller reporting company (generally companies with public float of less than $75 million) under Regulation S-K. However, unless the SEC issues guidance to the contrary, an already existing issuer that is an emerging growth company but does not qualify as smaller reporting company will not get benefit of reduced executive compensation disclosure.

Under the JOBS Act, emerging growth companies need only provide the following with respect to executive compensation:

●	Top three executives (principal executive officer plus two other most highly compensated who earned more than $100,000 in the last fiscal year), rather than the top five;

●	One year of compensation disclosure required for a registration statement on Form S-1, the same as current rules (but going forward, only need two years instead of current three year requirement); and

●	May omit compensation disclosure and certain compensation tables.

Emerging growth companies have scaled disclosure after an initial public offering, as follows:

●	After an IPO, an issuer can take advantage of additional exemptions and reduced disclosure requirements as long as it qualifies as an emerging growth company, including:

●	Auditor attestation requirements of Section 404(b) of Sarbanes-Oxley Act of 2002;

●	Compensation disclosure and other executive compensation disclosure as noted above;

●	Disclosure required for the top three, rather than the top five named executive officers, as noted above;

●	Disclosure required for two, rather than three years, as noted above; and

●	Dodd-Frank compensation disclosure requirements (say on pay, say on pay frequency, say on golden parachute, pay for performance graph and chief executive officer pay ratio).

After ceasing to qualify as an emerging growth company:

●	The issuer must hold first say on pay vote not later than the end of one year period beginning on the date the issuer ceases to be an emerging growth company, or the end of the three year period beginning on the date the emerging growth company ceases to qualify as an emerging growth company, if issuer has been an emerging growth company for less than two years after its first registered sale of equity securities;

●	Extended phase-in for new or revised accounting standards. An emerging growth company will not need to comply with such standards until those standards also apply to private companies;

●	Emerging growth companies will also be permitted to use any longer phase-in periods for private companies for any new or revised accounting standards;

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●	PCAOB rules, including, exempted from any rules mandating audit firm rotation and auditor discussion and analysis if such rules are adopted, and any new rules subject to SEC determination that such rules are “necessary or appropriate in the public interest” after considering investor protection and “whether the action will promote efficiency, competition and capital formation.”

Rules for research coverage for an emerging growth company have been changed to provide:

●	New safe harbor rules that provides that broker-dealer publication of research report about an emerging growth company will not constitute an offer, even if broker-dealer is part of syndicate;

●	FINRA research restrictions during post-offering period or prior to expiration of lockup under NASD Rule 2711(f) will not apply to post- IPO reports issued in connection with an emerging growth company; and

●	Research analysts may meet with accounts or members of an emerging growth company’s management before and after filing, including in presence of or in coordination with investment bankers.

The JOBS Act does not explicitly preempt existing rules and does not expressly address rulemaking by national securities exchanges, thus it is unclear if the exchanges are still permitted to maintain independent conflict of interest rules.

What continues to apply under the JOBS Act:

●	Antifraud provisions regarding analyst research;

●	Conflicts of interest rules between analysts and investment banking;

●	Analyst certification requirements; and

●	Restrictions on analyst conduct, compensation, supervision and related matters under NASD Rule 2711 and Global Research Analyst Settlement of 2003.

Common stock offered	Up to 100,000,000 shares.

Common stock to be outstanding after this offering	170,000,000 shares, if all of the shares offered hereby are sold.

Use of proceeds	Offering expenses and working capital. See “Use of Proceeds.”

Trading symbol	The shares of our common stock are not currently listed for sale on any exchange. We plan to attempt to have our shares quoted for sale on the OTCQB or the OTCBB after the effective date of this prospectus.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

X-Treme Investments, Inc., which was incorporated in Nevada on February 21, 2013, has a limited operating history upon which an evaluation of our future performance and prospects can be made. We are an early-stage operating company with no revenue history. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. As an early-stage operating company, X-Treme Investments faces risks and uncertainties relating to its ability to successfully implement its business plan, which are described in more detail below.

No revenues and ongoing losses.

Since inception, X-Treme Investments had zero revenues and related expenses of $450.00.

Our business strategy is unproven and our prospects must be considered speculative.

Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our services. To implement our business plan, capital may be provided from existing and possibly new consulting business revenue and through outside financing. We have not yet located additional financing to implement our business plan in its entirety. Initial growth may be very limited and based solely on compensation from a small, existing, consulting assignment with no guarantee of obtaining additional assignments over the next 12 months. The other potential growth segment of our business plan, the acquisition of marketing rights for our services through the client networks of other businesses, will only occur if we can obtain outside financing. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months. Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

X-Treme Investments is engaged in the business of acquisition, development, lease, consultant, and management of commercial and residential performing and non-performing assets and businesses.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our service offerings may not be accepted.

We constantly seek to modify our service offerings to the marketplace. As is typically the case involving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of our customers. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we are uncertain as to the acceptance of any of our services or our ability to generate the revenues necessary to remain in business.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired operations, corporate infrastructure and system and financial controls. Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including our success in establishing the in-house services as a viable means of growth acceleration, the availability of suitable acquisition candidates that have the client base suitable for cross-marketing opportunities, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage acquired companies and general economic and business conditions.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for our business as well as for acquisition opportunities which could result in material dilution to our existing stockholders. We may be unable to obtain adequate financing for further development of our proposed services and for any acquisition for cross-marketing of services purposes, or that, if available, such financing will be on favorable terms.

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Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our short and sporadic operating history, it is difficult to accurately forecast our revenue. Further, we have little historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services. Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands and consumer trends, the degree of utilization of our advertising services as well as the mix of services and services sold. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected.

We rely on the services of Anthony Passmore.

Our business relies on the efforts and talents of our sole officer and director, Anthony Passmore. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

If we ever become a publicly quoted company, we may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly quoted company.

The directors and management of publicly quoted corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do carry limited directors and officers’ liability insurance. Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to continue or provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business. Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

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We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer’s liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Our Stock

Anthony Passmore currently owns directly and indirectly 100 percent of the voting power of our common stock in any election or event. Following this offering, if all of the shares offered by means of this prospectus are sold, Mr. Passmore will have voting control over 41 percent of our outstanding common stock. This concentration of ownership could discourage or prevent a potential takeover of X-Treme Investments that might otherwise result in your receiving a premium over the market price for your common stock.

Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 shares offered by this prospectus are sold. The result of the ownership of our common stock by Mr. Passmore is that he will have effective voting control, along with 10 percent of our stockholders, if all 100,000,000 shares offered by this prospectus are sold, on all matters submitted to our stockholders for approval and will be able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of X-Treme Investments that might otherwise result in your receiving a premium over the market price for your common stock.

There is no market for our shares. If we become a publicly quoted company, our common stock will most likely be thinly quoted, so you may be unable to sell at or near bid prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our shares are not registered under the United States securities laws and are not quoted or quoted on any securities market. If our shares become publicly traded or quoted for sale, our common stock will be sporadically or “thinly-quoted” on the OTCQB and possibly on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation will be attributable to a number of factors, including the fact that we are a small company which will be relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue.

The OTCQB operated by the OTC Markets Group, maintains an electronic quotation system that displays quotes from broker-dealers for many over-the-counter securities. These securities tend to be inactively quoted stocks, including penny stocks and those with a narrow geographic interest. Market makers and other brokers can use the OTCQB to publish their bid and ask quotation prices.

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The Over-the-Counter Bulletin Board (the “OTCBB”) is a quotation service for the Financial Industry Regulatory Authority (“FINRA”) market makers, and not an issuer listing service or securities market. There are no listing requirements that must be met by an OTCBB issuer. Accordingly, there are no financial requirements and there is no minimum bid price requirement.

OTCQB and OTCBB companies are not considered to be “listed.” There are, however, certain requirements an issuer must meet in order for its securities to be eligible for a market maker to enter a quotation on the OTCQB and the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCQB and the OTCBB, the security must be registered with the Securities and Exchange Commission or other federal regulatory authority that has proper jurisdiction and the issuer must be current in its required filings with such federal authority.

The stated listing requirements for the OTCQB and OTCBB are as follows:

●	Fully reporting with the Securities and Exchange Commission;

●	Not a blank check or inactive company;

●	Minimum of 40 stockholders of record holding at least 100 shares each (note: this number is informal and has been moving up);

●	Directors, officers, and stockholders will be scrutinized for previous involvements in other OTCQB or OTCBB companies, in particular, blank check companies; and

●	Must have a market maker submit a Rule 15c211 application to FINRA and agree to act as market maker for securities of company.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because X-Treme Investments is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law. See “Shares Eligible for Future Sale.”

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Passmore, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

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Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

If we should ever provide for preferred stock, our sole director, Mr. Passmore, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no present intention of authorizing any preferred stock or issuing shares of preferred stock at the present time. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If our shares become publicly quoted and our shares are quoted on the OTCQB or the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCQB or the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCQB and the OTCBB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB and OTCBB. If our shares become publicly quoted and our shares are quoted for sale on the OTCQB and the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCQB and the OTCBB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

If our shares become publicly quoted, the market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly quoted public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

If our shares become publicly quoted, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price would be attributable to a number of factors. First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on an initial flow of loans and their implementation producing positive results to attract new clients. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

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As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Passmore, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as Mr. Passmore may deem relevant at that time. We have not issued shares of our common stock in payment for services in the past. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Anti-takeover provisions may impede the acquisition of X-Treme Investments.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring X-Treme Investments to negotiate with, and to obtain the approval of, our sole director, Mr. Passmore, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of X-Treme Investments, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed services and our business will most likely fail. We do not have commitments for additional financing. To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

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Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.

If our shares become publicly quoted, an active trading market in our shares may not be sustained. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us. Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our securities as collateral for any loans.

If our shares become publicly quoted, our common stock will most likely be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

If our shares become publicly quoted, our shares of common stock will most likely be “penny stocks” because they most likely will not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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●	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly quoted, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Subscriptions to purchase shares in this offering are irrevocable and will be immediately available for our use without any escrow.

The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock. Once an investor subscribes for our shares, the investor will not be able to revoke his subscription. As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use. Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment. In no event will the subscribed amounts be returned to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to X-Treme Investments and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of X-Treme Investments, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

●	Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;

●	Our ability to attract and retain qualified personnel to implement our growth strategies;

●	Our ability to fund our financing needs;

●	Competitive factors;

●	General economic conditions;

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●	Changes in our business plan and corporate strategies; and

●	Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning X-Treme Investments and our business made elsewhere in this prospectus. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The tables set out below show the use of the proceeds of this offering if all 100,000,000 shares of our common stock are sold. The investor should be aware that this offering provides that the proceeds received from the sale of any such shares will be immediately available for use by X-Treme Investments, without the requirement of the escrow of such proceeds. It is possible that the offering may terminate before all 100,000,000 shares are sold, and consequently, there is no way to accurately predict the entire amount of proceeds which may be available for use by X-Treme Investments at this time.

The principal purposes of this offering are to increase our equity base, finance our expected growth and to provide working capital. See “Business.” The anticipated use of proceeds is as follows:

Use of Proceeds	If 50,000,000 Shares are Sold	If 100,000,000 Shares are Sold
Offering Fees (1)	$1.78	$1.78
General Operations	10,000	40,000.00
Working Capital	30,500	40,500.00
Legal	5,798	7,000.00
Sales and Marketing	3,200	11,700.00
Office Supplies (2)	499.22	797.22
Total	$50,000.00	$100,000.00

(1)	No fees will be paid to any of our officers or directors in the sale of any shares sold by them pursuant to this prospectus.

(2)	Represents legal, accounting and consulting fees.

We believe that we will be able to partially satisfy our anticipated cash requirements for at least the next 12 months from the net proceeds of this offering and anticipated revenues from our operations. This estimate is based on certain assumptions, including among others, achieving revenue at least at budgeted levels, collection of receivables on a timely basis, continued expansion and conforming actual costs to estimates. The expenses anticipated to be incurred in expansion of our marketing capabilities cannot be predicted with certainty.

There can be no assurance that unforeseen events will not occur which might reduce or eliminate anticipated revenue completely or increase anticipated expenses, in which case the net proceeds of this offering might satisfy our cash requirements for less than the anticipated time period. The foregoing represents our best estimate of our use of the net proceeds of the offering based on present planning and business conditions. We reserve the right to change our use of proceeds as unanticipated changes, such as increased expenses, rapid growth or intense competition may cause us to redirect our priorities and reallocate the proceeds for working capital purposes.

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MARKET PRICE OF AND DIVIDENDS ON
OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, the shares of our common stock are not quoted for sale on any public market. As for our shares which may be sold subject to the provisions of Rule 144 under the Securities Act, please see “Prospectus Summary - The Offering,” and “Shares Eligible for Future Sale.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of inception, February 21, 2013, to March 31, 2013

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our financial statements and the related notes appearing elsewhere in this prospectus.

We had net losses of $450.00 as of inception, February 21, 2013, to March 31, 2013.

Actual March 31, 2013
Common stock, $0.0001 par value per share; 500,000,000 shares authorized, 70,000,000 shares issued and outstanding	$7,000
Additional paid-in capital	$(5,000)
Deficit accumulated during development stage	$(450)
Total stockholders’ equity (deficit)	$1,550

SELECTED FINANCIAL DATA

The following selected financial data are derived from our financial statements as of inception February 21, 2013, to March 31, 2013, which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Inception February 21, 2013, to March 31, 2013
Revenue	$0
General and administrative expenses	450
Net Income (loss)	$(450)

DILUTION

Dilution figures based on Audited Financial Statement dated March 31, 2013. “Dilution” represents the difference between the offering price of the shares of our common stock and the net book value per share of our common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets.

X-Treme Investments net book value will be approximately $0.00221 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04779 per share while our present stockholders, Anthony Passmore and Passmore Management Group, will receive an increase of $0.00189 per share in the net tangible book value of the shares that they hold. This will result in a 95% dilution for purchasers of stock in this offering.

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The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share	$0.001
Net Tangible Book Value Prior to this Offering	$0.004
Net Tangible Book Value After Offering	$0.027
Immediate Dilution per Share to New Investors	$0.023

BUSINESS

Overview

X-Treme Investments, Inc. was incorporated in the State of Nevada on February 21, 2013. Since inception, we have not generated any revenues, and have not yet commenced full scale planned operations. We will not be profitable until we derive sufficient revenues and cash flows from our planned services.

X-Treme Investments will have a principal business objective of the acquisition, development, lease, and management of commercial and residential performing and non-performing real estate assets and businesses. Since we are based in Detroit, Michigan, we plan to purchase our initial real estate within the Midwest region of the United States. We plan to target a portion our investments in A- rated assets to establish a sound base. The balances of our investments are expected to be in properties and business which are based on properties requiring extensive overhaul and management interventions.

In addition to our anticipated real estate operations, we plan to be active in mergers, acquisitions, and operations of companies that provide mission-critical products, services, and solutions in diverse industries. We expect to offer deep in-house services and flexible acquisition solutions to sellers worldwide. In that regard, we expect to specialize in acquiring operationally complex businesses, finding undiscovered opportunity, and creating value. Hopefully, our portfolio companies will provide services or solutions; have established distribution networks; and will serve blue-chip customers. Also, we expect to provide operational insights based on a deep understanding of the businesses of our anticipated portfolio companies. Throughout the deal, transition, and ownership, we will attempt to apply operational guidance and resources in order to maximize value.

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments. Our initial baseline budget is based on minimum operations which will be financed from the proceeds of this offering. To the extent that we cannot raise the entire amount contemplated by this offering, we will be forced to seek additional funds to complete further development of our business. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.

We estimate generating initial revenues approximately 10 months following the closing of the offering. We plan to complete our milestones as follows:

●	0 - 4 Months. We will research potential targets for investments and to seek alternative funding. In addition, website and other marketing/promotional activities will commence. Due diligence is to begin on identified targets.

●	5 - 7 Months. Identify additional properties which meet our criteria. Seek additional funding.

●	8 - 9 Months. Establish a presence in the Midwestern United States with extended marketing efforts.

●	10 - 12 Months. Establish and explore investments in the eastern region of United States with extended marketing efforts.

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Affiliated Property Manager

When we do purchase real properties they may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our advisory management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Sales and Marketing

We expect to engage a public relations firm and utilize social media to market X-Treme Investments. In addition to the marketing of X-Treme Investments, we will hire real estate brokers to advertise, market, and sell properties.

Competition

X-Treme Investments has many established competitors, some of whom are Deloitte, Grubb-Ellis, and Kingsley Associates. There are limited barriers to entry and new competitors frequently enter the market. The competition is competent, experienced and have greater financial and marketing resources than we do at the present time. Some of our competitors also offer a wider scope of services and have greater name recognition within the industry. These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company. We believe that existing and new competitors will continue to improve their services and introduce new services with competitive price and performance characteristics.

In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case. In addition, competitors may enter our existing markets, or we may be unable to compete successfully against existing or new competition.

Employees

As of the date of this prospectus, we have one employee, Anthony Passmore, our chief executive officer and president. Mr. Passmore currently devotes approximately 10 hours a week to our business and is responsible for the primary operations of our business. Once the offering described in this prospectus closes, Mr. Passmore plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business. There is no formal employment agreement with Mr. Passmore. X-Treme Investments is not a party to a collective bargaining agreement with its employee and X-Treme Investments believes that its relationship with its employee is satisfactory.

X-Treme Investments does not currently anticipate that it will hire any additional employees in the next six months. However, as its operations expand, X-Treme Investments will need to employ the persons that it may need. X-Treme Investments does not feel that it would have any difficulty in locating needed help in the Detroit metropolitan area.

From time-to-time, X-Treme Investments anticipates that it will use the services of independent contractors and consultants to support its business development or that of its clients. X-Treme Investments believes its future success depends in large part upon the continued service of its senior management personnel and its ability to attract and retain highly qualified managerial personnel.

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If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives in the future. Such failure could materially and adversely affect our future growth and financial condition.

Properties

X-Treme Investments’ operational headquarters are in an office service complex located at 1401 West Fort Street, No. 311082, Detroit, Michigan 48231. Our office space is provided by Anthony Passmore, our sole officer, director, and controlling stockholder at no charge. As our business grows, we may be forced to move to other offices and pay rent. We believe that our existing facilities are adequate for our current needs for the foreseeable future and if additional space is needed, it would be available on favorable terms at an acceptable location.

Legal Proceedings

X-Treme Investments is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers and others but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the financial statements which are attached to this prospectus. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “X-Treme Investments,” all refer to X-Treme Investments, Inc. as of the date of this prospectus. See “Business.”

Seasonality

Our proposed business is not subject to seasonality.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher. We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results. However, inflation may become a factor in the future.

Impact of Current Economic Times

The current recessionary times have caused serious delays in the growth plans of a substantial number of businesses. Sales are sluggish and for the most part, down sharply, depending on the industry. As a result, operating costs are up significantly as many businesses cannot cut fixed overhead without hurting future turnaround results during an improved economy. Our strategic plan includes the development of methods for reduction of costs and maximizing of efficiencies; through improved internal operating procedures and controls.

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We believe we will achieve growth through these times by direct marketing to other service providers and partnering with them in the servicing of their, as well as our own, clients in the implementation of jointly-developed growth plans.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations. Specifically, critical accounting estimates have the following attributes:

●	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

●	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations

We have generated no revenue and incurred a loss of $450 since inception.

Revenues. We had zero revenues for the period ended March 31, 2013.

Operating Expenses. Operating expenses for the period ended March 31, 2013, were $450.

Other Income/Expenses. We had zero other income and expense items for the period ended March 31, 2013.

Net Income (Loss). Net loss was $450 for the period ended March 31, 2013.

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Liquidity and Capital Resources

Our primary source of liquidity has been expenses paid by Anthony Passmore, our sole officer and director and controlling stockholder. No proceeds of this offering will be used to reimburse Mr. Passmore. As of March 31, 2013, we had $50 in cash and cash equivalents.

As of March 31, 2013, we had outstanding liabilities of $0.

Financing Activities

We will have to raise capital by means of borrowings or through a private placement or a subsequent registered offering. At present, we do not have any commitments with respect to future financings. If we are unable to raise adequate capital, in the near term, to finance all phases of a client corporate consulting assignment, our proposed business will experience slow growth because it will be very hard to compete for business without a sound capital base to support advisory and implementation efforts on our suggested corporate growth strategies.

At present, we do have sufficient capital on hand to fund very limited operations for the immediate future. Our income on current and expected assignments (and continued support from Anthony Passmore, our sole officer and director, is believed to be sufficient to support current capital demands. Management estimates that we will need at least $50,000.00 to fund our proposed projects over the next 12 months.

Legal and accounting expenses are significant for a reporting company and we will have to cover them out of limited consulting operations fees due to lack of adequate funding. This may place additional constraints on the growth prospects of X-Treme Investments as it may have to curtail added assignments for lack of adequate working capital to manage these new assignments. If sufficient capital is not raised over the next 12 months, the limited consulting assignments currently available will not be sufficient to sustain our long term operations as a public company, and we could fail.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions in U.S. dollars. We are, therefore, not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

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Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

●	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

●	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

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In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. X-Treme Investments is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Executive Officers and Directors of X-Treme Investments

The following table sets forth information concerning the directors and executive officers of X-Treme Investments and X-Treme Investments as of the date of this prospectus:

Name	Age	Position(s)	Position(s) Held Since
Anthony Passmore	45	Chairman of the Board, President and Chief Executive Officer, Secretary	2013

The members of X-Treme Investments’ board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by X-Treme Investments’ board. X-Treme Investments board has fixed the number of X-Treme Investments’ directors at one.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among X-Treme Investments’ directors and officers.

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We may employ additional management personnel, as X-Treme Investments’ board of directors deems necessary. X-Treme Investments has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for X-Treme Investments’ directors and executive officer is set forth below.

Anthony Passmore has been our chairman, president, chief executive officer and a director since February 21, 2013. From 1999 until the present, Mr. Passmore has been the owner of Passmore Management Group located in Detroit, Michigan, which owns, manages, purchases, and sells real estate. From 1995 until 1999, Mr. Passmore worked for Independent Broker in Detroit, Michigan, as a branch manager, where he managed investment portfolios and supervised stockbrokers. From 1992 until 1995, Mr. Passmore worked at Thomas James Associates in Atlanta, Georgia as an investment banker where he managed investment portfolios. From 1990 until 1992, Mr. Passmore worked at Chatfield Dean in Atlanta, Georgia as an investment banker, where he managed investment portfolios. Mr. Passmore graduated from Western Michigan University in 1990 with a degree in Industrial Marketing. In addition, Mr. Passmore holds series 7 and 24 licenses issued by FINRA.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors. However, X-Treme Investments has adopted charters for these committees, in the event that X-Treme Investments elects to implement them. At the present time, we do not have any plans to implement the committees and cannot predict when we might do so. Copies of the charters for each proposed committee are attached as exhibits to the registration statement for this prospectus.

The responsibilities of these committees are fulfilled by X-Treme Investments’ sole director, Mr. Passmore. He participates on all these committees and is not considered “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as X-Treme Investments’ financial constraints have made it extremely difficult to attract and retain qualified independent board members. In addition, X-Treme Investments does not currently have an “audit committee financial expert” as such term is defined in the Securities Act. Since X-Treme Investments does not have any of the subject committees, X-Treme Investments’ sole director, Mr. Passmore, participates in all of the considerations with respect to X-Treme Investments’ audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

●	A director who is, or at any time during the past three years was, employed by the company;

●	A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation. Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d);

●	A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

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●	A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

●	A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of X-Treme Investments’ board of directors at a later date, depending upon X-Treme Investments’ ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee. The board approves the selection of X-Treme Investments’ independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants X-Treme Investments’ annual operating results, considers the adequacy of X-Treme Investments’ internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

X-Treme Investments has determined that Anthony Passmore is a financial expert as defined by Section 407 of The Sarbanes-Oxley Act of 2002. However, Mr. Passmore is not independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his capacity as a member of the audit committee, our board of directors or any other board committee:

●	Accept directly or indirectly any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

●	Be an affiliated person of the issuer or any subsidiary thereof.

Mr. Passmore has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Nomination Committee

The size of X-Treme Investments’ board, at this time, does not require a separate nominating committee. When evaluating director nominees, X-Treme Investments’ sole director, Mr. Passmore, will consider the following factors:

●	The appropriate size of X-Treme Investments’ board of directors;

●	X-Treme Investments needs with respect to the particular talents and experience of X-Treme Investments’ directors;

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●	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

●	Experience in political affairs;

●	Experience with accounting rules and practices; and

●	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

X-Treme Investments goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in X-Treme Investments’ best interests as well as X-Treme Investments’ stockholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to X-Treme Investments’ business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, X-Treme Investments has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although X-Treme Investments reserve the right in the future to retain a third party search firm, if necessary. The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve X-Treme Investments’ best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the effective date of the registration statement of which this prospectus is a part, under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of X-Treme Investments’ common stock will be required to file forms reporting their beneficial ownership of X-Treme Investments’ common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons will also be required to furnish management with copies of all forms so filed.

Communication with Directors

Stockholders and other interested parties may contact the sole director of X-Treme Investments by writing to him at X-Treme Investments, Inc., c/o Anthony Passmore, 1401 West Fort Street, No. 311082, Detroit, Michigan 48231.

Our sole director, Mr. Passmore, has approved a process for handling letters received by X-Treme Investments and addressed to any of X-Treme Investments’ directors. Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by X-Treme Investments that is addressed to members of the board and request copies of such correspondence.

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Conflicts of Interest

From time to time, one or more of X-Treme Investments’ affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that X-Treme Investments own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with X-Treme Investments with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of X-Treme Investments and other businesses with which X-Treme Investments’ affiliates are associated. X-Treme Investments affiliates are in no way prohibited from undertaking such activities, and neither X-Treme Investments nor its stockholders will have any right to require participation in such other activities.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to X-Treme Investments at the time it is authorized or approved by our directors.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

X-Treme Investments has adopted a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to its president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

●	Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by X-Treme Investments with the Securities and Exchange Commission or disclosed to X-Treme Investments’ stockholders and/or the public.

●	Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by X-Treme Investments in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

●	Each officer shall promptly notify X-Treme Investments’ general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or X-Treme Investments’ Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in X-Treme Investments’ financial reporting, disclosures or internal controls.

●	Each officer shall immediately bring to the attention of X-Treme Investments’ general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to X-Treme Investments and the operation of our business, by X-Treme Investments or any of its agents.

●	Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on X-Treme Investments’ board of directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will provide to any person without charge, upon request, a copy of our Code of Ethics. Any such request should be directed to our corporate secretary at 1401 West Fort Street, No. 311082, Detroit, Michigan 48231, telephone (248)773-1601, or by e-mail at xtremeinvestmentsinc@gmail.com.

X-Treme Investments principal executive offices are located at 1401 West Fort Street, No. 311082, Detroit, Michigan 48231. Our email address is xtremeinvestmentsinc@gmail.com.

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Summary of Cash and Certain Other Compensation

At present X-Treme Investments has only one executive officer. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

●	A base salary;

●	A performance bonus; and

●	Periodic grants and/or options of our common stock.

Base Salary. X-Treme Investments chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose. At present, we do not possess such funds.

Summary Compensation Table

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the “Named Officers.” No other executive officer of X-Treme Investments received compensation in excess of $100,000 during inception February 21, 2013, to March 31, 2013.

We currently have only one executive officer. Our tables reflect the total compensation accrued for the years indicated. The amounts consist of a base salary only for those periods. Due to operating limitations and results of operations during those periods listed there were no performance bonuses or grants of options and or stock incentives. This does not preclude future periods from including such amounts. There was no interest accrued on these amounts nor will we accrue interest on such amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Anthony Passmore (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)	X-Treme Investments chief executive officer.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal period, February 21, 2013 to March 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Passmore (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	X-Treme Investments chief executive officer.

Director Compensation

The following table provides concerning the compensation of our directors as of the end of our last completed fiscal period February 21, 2013 to March 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Passmore	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this prospectus, X-Treme Investments does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

X-Treme Investments has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Anthony Passmore is a promoter, pursuant to the rules of the SEC. However, as disclosed below in “Principal Stockholders,” Mr. Passmore owns 60,000,000 shares of our common stock directly and 10,000,000 shares through his affiliate, Passmore Management Group, which give him the power to vote 100 percent of the shares of our common stock issued and outstanding on the date of this prospectus.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, information concerning ownership of our securities by:

●	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

●	Each of our directors;

●	Each of our named executive officers; and

●	All directors and officers as a group.

	Common Stock Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
Anthony Passmore (3) (4)	60,000,000	90
All directors and officers as a group (one person)	60,000,000	90
Passmore Management Group (3)	10,000,000	10

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of these shareholders is c/o X-Treme Investments, Inc., 1401 West Fort Street, No. 311082, Detroit, Michigan 48231. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. As of the date of this prospectus, there were issued and outstanding 70,000,000 shares of our common stock.

(3)	Passmore Management Group is owned and controlled by Anthony Passmore. Consequently, as of the date of this prospectus, Mr. Passmore has the power to vote 70,000,000 shares of our common stock.

As indicated in the table above, Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 shares offered by this prospectus are sold. As a result, Anthony Passmore will be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

During the last five years, Anthony Passmore, a citizen of the United States, has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and was not party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

●	The operation of which may at a subsequent date result in a change in control of the registrant; or

●	With respect to the election of directors or other matters.

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DESCRIPTION OF SECURITIES

The authorized capital stock of X-Treme Investments consists of 500,000,000 shares of common stock, $0.0001 par value per share (the “common stock”). As of the date of this prospectus, 70,000,000 shares of our common stock were issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of X-Treme Investments’ articles of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation, should we decide to provide for preferred stock at a later time. Presently, we have no plans to authorize the issuance of preferred stock.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, (but presently by our sole director, Mr. Passmore), out of legally available funds. the event of the dissolution, liquidation or winding up of X-Treme Investments, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and non-assessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of X-Treme Investments with any corporation, or any liquidation or disposition of any substantial assets of X-Treme Investments.

Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future.

Transfer Agent

The transfer agent of our common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214, telephone (503) 227-2950, facsimile (503) 227-6874, and email info@transferonline.com.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

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Board of Directors

The business and affairs of X-Treme Investments are managed under the direction of our board of directors, which currently consists of one member, Anthony Passmore. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member. There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

●	Our chairman of the board, or our president if there is no chairman;

●	The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

●	Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2014 on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. In addition, X-Treme Investments is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada law.

34

Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling X-Treme Investments under the indemnification provisions, or otherwise, X-Treme Investments is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes. As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of X-Treme Investments. To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

In the future following the date of this prospectus, shares of our outstanding common stock may be issued and sold by X-Treme Investments in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale. Such shares may be sold only pursuant to an effective registration statement filed by X-Treme Investments or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

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Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

●	If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

●	If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

●	Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

PLAN OF DISTRIBUTION

All of the shares to be offered to the purchasers of our stock pursuant to this prospectus will be offered directly on a “best efforts” basis by X-Treme Investments, through our officers and directors. No fees will be paid to any of our officers or directors in the sale of any shares of our common stock sold by our officers or directors pursuant to this prospectus. We will bear all costs associated with the registration.

The offering price of $0.001 per share for our common stock to be sold pursuant to this prospectus was determined arbitrarily.

In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and we comply with the requirements of state law. In that regard, we intend to offer shares pursuant to this offering in the States of Delaware, Florida, Indiana, Michigan, Ohio, and Georgia. We may offer our shares in other jurisdictions, if we determine it is in our best interest to do so, or we are otherwise required by law. We intend to register our shares in the various states where we make an offering.

Although we do not currently contemplate doing so, we may enter into relationships with a placement agent who is a licensed broker-dealer in the future which could require us to pay commissions or other compensation. If we employ a placement agent who is a licensed broker-dealer to assist in the sale of our shares, we will update this prospectus to identify the placement agent and provide all appropriate related disclosure and the fact that the placement agent is an underwriter under the Securities Act.

Mr. Passmore is deemed to be an underwriter under the Securities Act.

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Mr. Passmore is an officer, director, and employee of X-Treme Investments, Inc., and he will rely on Rule 3a4-1 of the Exchange Act in conducting the offering of our shares. In that connection, Mr. Passmore:

●	Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act, at the time of his participation in the offering of the securities; and

●	Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	Is not at the time of his participation an associated person of a broker or dealer; and

●	Meets the conditions of any one of paragraph (a)(4) (ii), or (iii) of said section.

●	Mr. Passmore meets all of the following conditions:

(A)     Mr. Passmore primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of X-Treme Investments otherwise than in connection with transactions in securities; and

(B)     Mr. Passmore was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

(C)     Mr. Passmore does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

●	Mr. Passmore restricts his participation to any one or more of the following activities:

(A)     Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by an officer or director of the Issuer;

(B)     Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act, or other offering document; or

(C)     Performing ministerial and clerical work involved in effecting any transaction.

This offering may be terminated in the event that, among other things

●	Certain specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities; or

●	Other events have occurred or are pending or threatened which, in our judgment, materially impair the investment quality of the shares.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Norman T. Reynolds Law Firm.

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EXPERTS

The financial statements only for the period from February 21, 2013 (inception) to March 31, 2013, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year. In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to X-Treme Investments and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants. These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

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39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

X-Treme Investments, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of X-Treme Investments, Inc. (A Development Stage Company) as of March 31, 2013, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period from inception (February 21, 2013) through March 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Treme Investments, Inc. as of March 31, 2013, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 31, 2013

F-1

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

March 31, 2013
ASSETS

Current assets:
Cash	$50
Prepaid expenses	1,500
Total assets	$1,550

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-
Total liabilities	-
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 70,000,000 shares issued and outstanding	7,000
Additional paid-in capital	(5,000)
(Deficit) accumulated during development stage	(450)
Total stockholders’ equity (deficit)	1,550

Total liabilities and stockholders’ equity (deficit)	$1,550

The accompanying notes are an integral part of these financial statements.

F-2

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

February 21, 2013
(inception) to
March 31, 2013

Revenue	$-

Operating expenses:
General and administrative	450
Total operating expenses	450

Net operating loss	(450)
Net loss	$(450)

Weighted average number of common shares outstanding-basic and fully diluted	70,000,000
Net loss per share-basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-3

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balance, February 21, 2013 (Inception)	-	$-	$-	$-	$-

Issuance of common stock to founders	70,000,000	7,000	(7,000)	-	-

Forgiveness of related party debts	-	-	2,000	-	2,000

Net loss from February 21, 2013 (inception) to March 31, 2013	-	-	-	(450)	(450)

Balance, March 31, 2013	70,000,000	$7,000	$(5,000)	$(450)	$(1,550)

The accompanying notes are an integral part of these financial statements.

F-4

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

February 21, 2013
(inception) to
March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(450)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(1,500)
Net cash used in operating activities	(1,950)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related parties	2,000
Net cash provided by financing activities	2,000
NET CHANGE IN CASH	50

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	50

SUPPLEMENTAL INFORMATION:
Interest paid	-
Income taxes paid	-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Forgiveness of related party debt	2,000
Issuance of common stock to founders	7,000

The accompanying notes are an integral part of these financial statements.

F-5

X-TREME INVESTMENTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

X-Treme Investments, Inc. (“the Company”) was incorporated in the state of Nevada on February 21, 2013 (“Inception”). The Company is in the process of developing a proprietary software interface for targeted vendors to work with alternative and established lenders to provide consumer financing for various household and commercial needs. The Company anticipates a viable product to be introduced into the marketplace during 2013 through an outsourced sales force.

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2013.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. As of March 31, 2013, there were no potentially dilutive securities.

F-6

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 21, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Revenue Recognition

Revenue is recognized when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

F-7

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

F-8

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $450 and used net cash in operating activities of $1,950 from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Notes Payable, Related Parties

During the period ended March 31, 2013, Anthony Passmore advanced funds of $2,000 to the Company. The advances were non-interest bearing and due on demand. Mr. Passmore forgave all amounts due as of March 31, 2013.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at February 21, 2013. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

F-9

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of March 31, 2013:

Fair Value Measurements at March 31, 2013
	Level 1	Level 2	Level 3

Assets	NONE	NONE	NONE

Liabilities	NONE	NONE	NONE

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the period ended March 31, 2013.

Note 5 – Stockholders’ Equity

Common Stock Authorized

The Company has 500,000,000 shares of common stock authorized, of which 70,000,000 shares were issued and outstanding as of March 31, 2013. During the period ended March 31, 2013, 60,000,000 shares were issued to Anthony Passmore and 10,000,000 shares were issued to Passmore Management Group as founder shares.

Contributed Capital

There was contributed capital from February 21, 2013 to March 31, 2013 of $2,000. On various dates between February 21, 2013 and March 31, 2013, our President, Anthony Passmore paid various invoices on our behalf in the total amount of $2,000. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

F-10

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the period ended March 31, 2013, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2013, the Company had approximately $450 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2030.

The components of the Company’s deferred tax asset are as follows:

March 31, 2013
Deferred tax assets:
Net operating loss carry forwards	$450

Net deferred tax assets before valuation allowance	$153
Less: Valuation allowance	(153)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at March 31, 2013.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

March 31, 2013

Federal and state statutory rate	34%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 7 – Subsequent Events

There were no subsequent events through the date these financial statements were issued.

F-11

X-TREME INVESTMENTS, INC.

100,000,000 Shares of

Common Stock

________________________

PROSPECTUS

________________________

August 12, 2013

Until August 12, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by X-Treme Investments in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$1.78
Accounting fees and expenses	3,500
Legal fees and expenses	7,500
Printing	1,000
State securities fees	700
Transfer agent fees	1,000
Miscellaneous	1,000
Total	$14,701.78

Item 14.	Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to X-Treme Investments or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of X-Treme Investments) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of X-Treme Investments pursuant to the foregoing provisions, or otherwise, X-Treme Investments has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by X-Treme Investments of expenses incurred or paid by a director, officer or controlling person of X-Treme Investments in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, X-Treme Investments will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

At the time of the formation of X-Treme Investments, Inc. we issued 60,000,000 shares of our common stock to Anthony Passmore, and 10,000,000 shares of our common stock to Mr. Passmore’s affiliate, Passmore Management Group, in exchange for services rendered related to our incorporation. All securities bear a legend restricting their disposition.

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The securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our securities. Our securities were sold only to an accredited investor, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such securities, unless such securities are registered for resale or there is an exemption with respect to their transfer.

Item 16.	Exhibits and Financial Schedules.

Exhibit No.	Identification of Exhibit
3.1*	Articles of Incorporation of X-Treme Investments, Inc. filed with the Secretary of State of Nevada February 21, 2013.
3.2*	Amended Articles of Incorporation of X-Treme Investments, Inc. filed with the Secretary of State of Nevada on April 29, 2013.
3.3*	Amended and Restated Articles of Incorporation of X-Treme Investments, Inc. filed with the Secretary of State of Nevada on August 5 , 2013.
3.3*	Bylaws of X-Treme Investments, Inc. adopted March 31, 2013.
3.4*	Amended and Restated Bylaws of X-Treme Investments, Inc. adopted March 31, 2013.
5.0*	Opinion of Counsel.
10.1*	Charter of the Audit Committee of X-Treme Investments, Inc.
10.2*	Code of Business Conduct of X-Treme Investments, Inc.
10.3*	Code of Ethics for Senior Executive Officers and Senior Financial Officers of X-Treme Investments, Inc.
10.4*	Charter of the Compensation Committee of X-Treme Investments, Inc.
10.5*	Corporate Governance Principles of the Board of Directors of X-Treme Investments, Inc.
10.6*	Charter of the Executive Committee of the Board of Directors of X-Treme Investments, Inc.
10.7*	Charter of the Finance Committee of X-Treme Investments, Inc.
10.8*	Charter of the Governance and Nominating Committee of X-Treme Investments, Inc.
10.9*	Reporting Financial Integrity Concerns,
11.0**	Statement Regarding Computation of Per Share Earnings.
23.1*	Consent of Counsel.
23.2*	Consent of Independent Registered Public Accounting Firm.

____________

*	Filed herewith.
**	Incorporated by reference from the material contained in the registration statement.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

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(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(1) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, Michigan, on August 12, 2013.

X-TREME INVESTMENTS, INC.

By	/s/ Anthony Passmore
Anthony Passmore, Chief Executive Officer

By	/s/ Anthony Passmore
Anthony Passmore,
Principal Financial Officer and Principal Accounting Officer

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Anthony Passmore	Chief Executive, Chairman of the Board,	August 12, 2013
Anthony Passmore	Principal Financial Officer, Principal Accounting Officer, and Secretary

44